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                                DAY NEILSON
                          CHARTERED ACCOUNTANTS

GTR:SMcF
(AGL;CONSENT:FW)



31 March 1997



Mr Scott Museles
Morgan Lewis & Bockius, LLP
1800 M Street, NW
WASHINGTON DC 20036
USA


Dear Sir

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial statements of Canberra Wholesale Stationers Pty Ltd, which appear in this Current Report on Form 8-K dated September 23, 1996 of U.S. Office Products Company.

Yours sincerely



/s/ Graeme T. Ross
Partner
Day Neilson
Chartered Accountants
Geelong, Australia.

31 March 1997